Exhibit 4.1

                     FORM OF COMMON STOCK PURCHASE AGREEMENT


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                             LYNX THERAPEUTICS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 26, 1997, by and among LYNX THERAPEUTICS, INC., a Delaware corporation (the "Company"), with its principal office at 3832 Bay Center Place, Hayward, California 94545, and the persons listed on the Schedule of Investors attached hereto as Exhibit A (individually, a "Purchaser," and collectively, the "Purchasers").

SECTION 1         AUTHORIZATION AND SALE OF COMMON STOCK

         1.1 Authorization. The Company has authorized the sale and issuance of up to Two Million Seven Hundred Thousand (2,700,000) shares of its common stock, par value $.01 per share (the "Common Stock"), pursuant to this Agreement.

         1.2 Sale of Common. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date hereinafter defined, the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A (collectively, the "Shares") for a purchase price of $10.00 per share (the "Purchase Price").

SECTION 2         CLOSING DATE; DELIVERY

         2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California at 9:00 a.m. (Pacific Daylight Time), on the third business day following the date hereof or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Shares shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

         2.2 Delivery. At the Closing, the Company will deliver to each Purchaser a certificate, registered in the Purchaser's name as shown on Exhibit A, representing the number of shares of Common Stock to be purchased by such Purchaser. Such delivery shall be against payment of the Purchase Price therefor by wire transfer of immediately available funds in the amount set forth opposite such Purchaser's name on Exhibit A to a bank account designated in writing by the Company to each Purchaser at least two (2) business days prior to the Closing Date. Each Purchaser shall only be obligated to pay the Purchase Price of the Shares purchased by it.

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as follows, effective as of the date hereof and the Closing Date:

         3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own or lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

         3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement including all exhibits and schedules hereto.

         3.3 Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 3,207,903 shares are issued and outstanding as of September 10, 1997, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred"), (a) 332,288 shares of which have been designated Series B Convertible Preferred Stock (the "Series B Preferred"), of which all 332,288 shares are issued and outstanding as of the date hereof, (b) 123,299 shares of which have been designated Series C Convertible Preferred Stock (the "Series C Preferred"), of which all 123,299 shares are issued and outstanding as of the date hereof, and (c) 40,000 shares of which have been designated Series D Convertible Preferred Stock (the "Series D Preferred"), of which all 40,000 shares are issued and outstanding as of the date hereof. The rights,

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privileges  and  preferences  of the  Series B  Preferred  are as  stated in the
Certificate of Amendment to Certificate of Designation of Preferences of Series B Convertible Preferred Stock, dated October 31, 1995, as amended by the Certificate of Amendment thereto dated December 23, 1996 (together, the "Series B Certificate of Designation"). The rights, privileges and preferences of the Series C Preferred are as stated in the Certificate of Amendment to the Certificate of Designation of Preferences of Series C Convertible Preferred Stock, dated October 31, 1995, as amended by the Certificate of Amendment thereto dated December 23, 1996 (together, the "Series C Certificate of Designation"). The rights, privileges and preferences of the Series D Preferred are as stated in the Series D Certificate of Designation of Preferences of Series D Convertible Preferred Stock, dated October 31, 1995, as amended by the Certificate of Amendment thereto dated December 23, 1996 (together, the "Series D Certificate of Designation"). The Company has heretofore delivered or caused to be delivered to the Purchasers and Weil, Gotshal & Manges LLP, counsel to the Purchasers ("Purchasers' Counsel"), true, correct and complete copies of the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation, the Amended and Restated Certificate of Incorporation of the Company (as amended through the date hereof) and the Bylaws of the Company (as amended through the date hereof). The minute books of the Company previously made available to Purchasers' Counsel contain complete and accurate records of all meetings and accurately reflect all other corporate actions of the stockholders and board of directors (including committees thereof) of the Company. All such issued and outstanding shares of Common Stock, Series B Preferred, Series C Preferred and Series D Preferred have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved (i) 3,400,000 shares of Common Stock for issuance to officers, directors, employees and consultants as may be determined by the Company's Board of Directors from time to time, of which options to purchase an aggregate of 1,577,522 shares of Common Stock are issued and outstanding as of September 10, 1997, and (ii) 152,400 shares of Common Stock for issuance to Applied Biosystems, Inc. ("ABI") upon exercise of the stock purchase option, granted as of October 1, 1992, with an exercise price of $.001 per share (the "Purchase Option"). Except for (A) the conversion privileges of the Series B Preferred set forth in the Series B Certificate of Designation, (B) the conversion privileges of the Series C Preferred set forth in the Series C Certificate of Designation,
(C) the conversion privileges of the Series D Preferred set forth in the Series D Certificate of Designation, (D) outstanding options to purchase an aggregate of 1,577,522 shares of Common granted pursuant to the Company's 1992 Stock Option Plan, (E) the Purchase Option, (F) rights provided in the Shareholders Agreement, dated October 1, 1992, by and among the Company, Chiron Corporation and ABI (the "Chiron/ABI Agreement"), (G) rights provided in the Investor Rights Agreement dated as of November 1, 1995, among the Company and certain holders of Series B Preferred, certain holders of Series C Preferred and certain holders of Series D Preferred (the "Investor Rights Agreement"), (H) the rights and obligations of Hoechst Marion Roussel, Inc. to purchase up to 400,000 shares of Preferred or Common Stock pursuant to that certain Series D Convertible Preferred Stock Purchase Agreement dated as of October 2, 1995, and (I) a warrant to be issued in connection with this transaction to Punk, Ziegel & Company to purchase up to 75,000 shares of Common Stock (the "PZ&C Warrant"),
(i) there are no outstanding rights of first refusal, preemptive rights or other rights (contingent or otherwise), options, warrants, convertible securities, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from, or the issuance by, the Company of any shares of its capital stock, and (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for its joint venture interest in BASF-LYNX Bioscience AG, the Company does not own, directly or indirectly, any interest in any joint venture, partnership, corporation or other business entity. Except for the Chiron/ABI Agreement and the Investor Rights Agreement, to the Company's knowledge, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

         3.4      Authorization.

                  (a) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreement has been taken. The Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles, and limitations upon rights to indemnity. The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive rights.

                  (b) The Company has heretofore delivered to the Purchasers and Purchasers' Counsel true, correct and complete copies of the Waiver Agreements that the Company obtained from certain of its current

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security  holders (the "Waiver  Agreements").  As a result of the  execution and delivery of the Waiver Agreements, the preemptive rights with respect to the issuance of any capital stock of the Company contained in the Investor Rights Agreement have been legally and effectively waived.

                  (c) Assuming that ABI and Chiron are not "affiliates" of the Company, as that term is defined in Rule 144(a) of the Securities Act, the capital stock of the Company held by ABI and Chiron is freely tradeable pursuant to Rule 144(k) of the Securities Act. ABI's and Chiron's preemptive rights have terminated pursuant to Section 4.8 of the Chiron/ABI Agreement.

         3.5      Financial Information; SEC Reports.

                  (a) The Company has delivered to the Purchasers (i) an unaudited consolidated balance sheet at June 30, 1997 and (ii) audited consolidated balance sheets at December 31, 1996, and December 31, 1995, in each case, together with the related consolidated statements of operations, stockholders' equity and cash flows for the period then ended (the "Financials"). The Financials have been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods involved, except for accounting changes described in the related notes thereto, and present fairly the financial position of the Company as of the respective dates of said balance sheets and the results of operations of the Company for the respective periods covered. The Financials at, or for the quarterly period ending, June 30, 1997 are hereinafter referred to as the "June 1997 Financials."

                  (b)  Since June 30, 1997 there has not been:

                           (i) any change in the assets, liabilities,  financial
condition or operating results of the Company from that reflected in the June 1997 Financials, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to the financial condition, operating results, prospects or business of the Company;

                           (ii) any damage,  destruction or loss or interruption
in use of any material asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (iii) any waiver by the  Company of a valuable  right
or of a material debt owed to it;

                           (iv) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                           (v) any change or amendment to a material contract or
arrangement by which the Company or any of its assets or properties is bound or subject, except for an amendment, dated as of September 1, 1997, to that certain Technology Development and Services Agreement dated as of October 2, 1995, by and between the Company and Hoechst Marion Roussel, Inc., a copy of which has been provided to the Purchasers;

                           (vi) any change in any  compensation  arrangement  or
agreement with any employee of or consultant to the Company, other than normal merit or longevity increases in the ordinary course of business;

                           (vii) any change in the  accounting or tax methods or
practices of the Company or the making or changing by the Company of any material tax election; or

                           (viii) to the Company's knowledge, any other event or
condition of any character which reasonably could be expected to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

                  (c) Except to the extent reflected or reserved against in the balance sheets contained in the Financials and except for fees payable in respect of this transaction to Punk, Ziegel & Company, the Company does not have any indebtedness, liability or obligation of any nature in an amount in excess of $50,000, whether absolute, accrued, contingent, or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect

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to obligations of others) and whether due or to become due,  including,  without limitation, any liabilities for taxes of the Company for any period prior to such date, or arising out of any transaction of the Company entered into prior to such date or arising out of any state of facts arising prior to such date. The Company does not know and has no reasonable ground to know of any basis for the assertion against the Company of any claim or liability of any nature or in any amount not fully reflected or reserved against in the Financials or referred to in this Section 3.5.

                  (d) The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC
Reports") complied in all material respects with the requirements of the Exchange Act, and did not contain, as of the respective date of such SEC Report, any untrue statement of a material fact or omitted as of its date to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         3.6 Compliance with Other Instruments, etc. The Company is not, and will not by virtue of entering into and performing this Agreement and the transactions contemplated thereunder be, in violation of any term of its Restated Certificate of Incorporation, Series B Certificate of Designation, Series C Certificate of Designation, Series D Certificate of Designation or Bylaws, or any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound, and is not, and will not by virtue of entering into and performing this Agreement and the transactions contemplated thereunder be, in violation of any order addressed specifically to the Company nor, to the best of the Company's knowledge, any order, statute, rule or regulation applicable to the Company, other than any of the foregoing such violations that do not, either individually or in the aggregate, have a material adverse effect on the Company's financial condition, operating results, prospects or business (as such business is presently conducted or as it is planned to be conducted).


         3.7 Litigation, etc. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, overtly threatened against the Company before any court or governmental agency, department, commission or instrumentality; nor to the knowledge of the Company is there any reasonable basis for any such action, proceeding, suit or investigation. There is no judgment, decree, injunction or order of any court in effect against the Company.

         3.8 Employees. The Company has no collective bargaining agreements with any of its employees and there is no labor union organizing activity pending or threatened with respect to the Company. To the best knowledge of the Company, there are no pending or overtly threatened material unfair labor practice charges or employee grievance charges with respect to the Company's business. Except for the Company's 401(k) plan, health and insurance plan, stock option plan and employee benefit plan, there is no pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's best knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. All employees of the Company have entered into the Company's standard form of Proprietary Information and Inventions Agreement.

         3.9 Registration Rights. Except as set forth in the Investor Rights Agreement, the Chiron/ABI Agreement and Section 7.2 hereto, the Company is not under any obligation to register (as defined in Section 1.10 of the Investor Rights Agreement) any of its presently outstanding securities or any of its securities that may hereafter be issued. As a result of the execution and delivery of the Waiver Agreements, the registration rights contained in the Investor Rights Agreement with respect to the issuance and purchase of the Shares have been legally and effectively waived.

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         3.10 Compliance With Laws;  Permits.  The Company is in compliance with all Laws (as defined below) applicable to it or to the conduct of its business or operations or the use of its properties (including leased properties) and assets, except for such non-compliance as would not, individually or in the aggregate, have a material adverse effect on the Company's financial condition, operating results, prospects or business (as such business is presently conducted or as it is proposed to be conducted). The Company has all governmental permits and approvals from state, local or federal authorities which are currently required for the Company to operate its business, except those the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company's financial condition, operating results, prospects or business (as such business is presently conducted or as it is proposed to be conducted). As used herein, "Laws" shall mean all federal, state or local laws (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline or judicial or administrative decision.

         3.11 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any federal, state or local governmental authority, department, agency or instrumentality on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated thereby, except the filing of (a) amendments to the Series B Certificate of Designation and the Series C Certificate of Designation, as contemplated by Section 5.4 herein, with the Secretary of State of the State of Delaware, and (b) the required notices pursuant to Regulation D promulgated by the SEC, which filing the Company agrees to make within fifteen
(15) days of the Closing.

         3.12 Offering. Neither the Company nor any person or entity acting on the Company's behalf has engaged or will engage in any form of general solicitation of general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares in the United States. The Company has not issued, offered or sold shares of Common Stock (including for this purpose any securities convertible into or exchangeable or exercisable for Common Stock) within the six-month period next preceding the date hereof, except as disclosed in the SEC Reports, and the Company shall not, directly or indirectly, take, and shall not permit any of its directors, officers or affiliates, directly or indirectly, to take, any action (including, without limitation, any offering or sale to any person or entity of shares of Common Stock) so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to the Purchasers of the Shares as contemplated by this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in
Section 4 hereof, the offer, issuance and sale of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act, and the Shares have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

         3.13 Certain Transactions. Since June 30, 1997, the Company has not (a) discharged or satisfied any obligation or liability other than in the ordinary course of business, (b) declared or made any payment or distribution to its stockholders or redeemed or purchased any of its shares of capital stock or securities, (c) mortgaged or subjected to encumbrances any of its assets, (d) sold, transferred or leased to third parties any of its assets except in the ordinary course of business, (e) canceled or compromised any material debt or any claim or waived or released any right of material value, suffered any physical damage or destruction or loss materially and adversely affecting its properties, operations or business, (f) made any loans or advances to any persons other than immaterial amounts (both individually and in the aggregate) in the ordinary course of business or (g) entered into any material transaction other than in the ordinary course of business or agreed to any of the foregoing other than with respect to transactions relating to this Agreement except for purchases of unvested securities from terminated employees.

         3.14 Title to Properties and Assets; Right to Conduct Business. The Company has good and marketable title to its properties and assets, and, to the best of its knowledge, has good title to all its leasehold estates, in each case subject to no mortgage, lien, loan or encumbrance, except such liens and encumbrances which arise in the ordinary course of business and do not materially impair the operations of the Company. As of the date hereof, the Company owns no real property in fee. With respect to property it leases, such property is held by the Company under valid and subsisting leases and the Company is in compliance with such leases in all material respects. The Company has, or in good faith after commercially reasonable efforts believes that it will have, all rights necessary to conduct its business as now conducted and as proposed to be conducted.

         3.15 Patents and Trademarks. To the best of its knowledge, the Company owns the entire right, title and interest in, or license rights under, all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (including designs, specifications, formulas,

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composition,  methods  and  procedures  and  computer  software)  (collectively,
"Proprietary Information") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. To the best knowledge of the Company, none of the Proprietary Information is being infringed, misappropriated or otherwise violated by any person or entity. No claim or demand of any person or entity has been made nor is there any proceeding that is pending or, to the best knowledge of the Company, threatened, which (i) challenges the rights of the Company in respect of any Proprietary Information or (ii) asserts that the Company is infringing, misappropriating, violating or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Proprietary Information. None of the Proprietary Information is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject or any litigation within the last year, whether or not resolved in favor of the Company.

         3.16 Tax Returns. The Company has accurately prepared and timely filed all federal, state and other tax returns which are required to be filed by it and has timely paid all taxes covered by such returns which have become due and payable. The Company has not been advised, orally or in writing, that any of its tax returns, federal, state, local or other, have been or are being audited as of the date hereof. The Company is not delinquent in the payment of any taxes or assessments (federal, state, local or other), has no tax deficiency proposed or assessed and has not waived the statute of limitations or extended the period for assessment or collection of any tax.

         3.17 No Defaults. The Company has, in all material respects, performed all obligations required to be performed by it to date and is not in default under any of the contracts, loans, notes, mortgages, indentures, licenses, security agreements, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound, except for such defaults which in the aggregate would not have a materially adverse effect on the business, prospects, operating results or financial condition of the Company, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default; nor does the Company have knowledge or any material breach by the other parties to such contracts, agreements or arrangements.

         3.18 Disclosure. None of the representations or warranties made by the Company in this Agreement and no information in the Exhibits hereto or otherwise provided to the Purchasers by the Company contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         3.19 Nasdaq NMS Qualification. Immediately following the issuance and purchase of the Shares contemplated by this Agreement, the Company will satisfy the eligibility criteria for the Nasdaq National Market ("Nasdaq NMS") and, upon submitting the appropriate listing application and listing agreement with the Nasdaq National Market, the Common Stock, including the Shares, would be eligible for quotation on Nasdaq NMS. The Company will submit a copy of such application to the Nasdaq NMS for their approval and will deliver a true and correct copy of such application to WPG Farber Weber (as defined in Section 7.5 below) and Purchasers' Counsel as soon as practicable after the Closing Date.

SECTION 4         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         Each Purchaser hereby severally and not jointly represents and warrants to the Company, effective as of the Closing Date, as follows:

         4.1 Authorization. Purchaser represents and warrants to the Company that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

         4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

         4.3 Investment Intent. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as Exhibit B for use in preparation of the Shelf Registration (as defined below), will deliver the Purchaser Questionnaire to the Company on or prior to the Closing Date, and the responses provided therein shall be true and correct as of the date hereof and the Closing Date and will be true and correct as of the effective date of the Shelf Registration.

         4.4      Registration or Exemption Requirements.

                  (a) Purchaser further acknowledges and understands that the Shares must be held indefinitely, and they may not be resold or otherwise transferred, except in a transaction registered under the Securities Act or otherwise exempt from such registration requirements of the Securities Act. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend in substantially the form set forth in Section 8.2 hereof that indicates that the transfer of the Shares is prohibited unless (i) they are registered or such registration is not required to transfer such Shares, or (ii) the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

                  (b) Purchaser further acknowledges that because the Company's Common Stock is not currently listed on the Nasdaq NMS or a national securities exchange, resale of the Shares may be limited by applicable state law, even where a registration statement covering resale of the Shares has been declared effective under the Securities Act. For example, certain states may limit resale of the Shares to qualified institutions or in unsolicited qualified broker transactions in the absence of qualification or another exemption in such state.

         4.5 Restriction on Short Sales. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Shelf Registration (as defined below) except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

         4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

SECTION 5         CONDITIONS TO CLOSING OF PURCHASERS

         Each Purchaser's obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

         5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct on the date hereof, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.2 Legal Opinion. The Company shall have delivered a legal opinion from Cooley Godward LLP, counsel to the Company, addressed to each of the Purchasers in the form attached hereto as Exhibit D.

         5.3 Officers' Certificate. The Company shall deliver to the Purchasers a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that the representations and warranties set forth in Section 3 are true as of, and all of the closing conditions set forth in Section 5 have been satisfied on, the Closing Date.

         5.4 Amendment of Certificates of Designation. The Company shall have caused the Series B Certificate of Designation and the Series C Certificate of Designation to be amended to provide that (i) the Series B Preferred and Series C Preferred are not convertible into shares of Common Stock until March 31, 1998 and (ii) the Series B Preferred and Series C Preferred will automatically convert into shares of Common Stock at the applicable conversion rate on March 31, 1998.

         5.5 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.6      No Injunction, etc.

                           (a) No injunction,  judgment,  order,  writ,  decree,
law, rule or regulation shall exist that restrains, enjoins or prohibits the consummation of any of the transactions contemplated hereby or awards damages or other relief in respect of the consummation of any such transactions.

                           (b) No  Purchaser  shall  be  obligated  to  purchase
Shares which it has agreed to purchase under this Agreement unless, as of the date immediately preceding the Closing Date, Purchasers have agreed to purchase an aggregate of at least $15 million of Shares.

SECTION 6         CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

         6.1 Representations and Warranties. The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects on the date hereof, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

         6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

SECTION 7         AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         7.1 Financial Information. The Company will mail the following reports to each Purchaser until such Purchaser transfers, assigns or sells the Shares purchased by such Purchaser pursuant to this Agreement:

                  (a) As soon as practicable after the end of each fiscal year and in any event within one hundred (100) days after the end of each fiscal year, a copy of its Annual Report on Form 10-K.

                  (b) As soon as practicable after the end of each of the first three quarterly periods in each fiscal year and in any event within fifty (50) days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Company, a copy of its Quarterly Report on Form 10-Q.

         7.2      Registration Requirements.

                  (a) Shelf Registration. The Company shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Shares (including any amendment thereto, the "Shelf Registration") within thirty (30) days of the Closing Date (the "Filing Date"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Shares for resale by the Purchasers from time to time. The Company acknowledges that it has received all information from the Purchasers necessary to register any Shares. Each Purchaser agrees to furnish promptly to the Company in writing all information required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

                  (b) Effectiveness. The Company shall use its best efforts to cause the Shelf Registration to become effective under the Securities Act within sixty (60) days of the Filing Date (the "Effective Date") and to prevent stockholders other than the Purchasers from joining in such Shelf Registration. Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating through post-effective amendments, prospectus supplements or otherwise, the Company shall use its best efforts to keep the Shelf Registration continuously effective and in compliance with the Securities Act until the earlier of (i) the second anniversary of the Effective Date, (ii) such date as all of the Shares have been resold or (iii) such time as all of the Shares held by the Purchasers may be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); provided, however, that in the event of a Suspension Period, as set forth in Section 7.2(c) hereof, the Company shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period. The Company shall use its best efforts to take such actions under the laws of various states as may be required, from time to time during the effectiveness of the Shelf Registration, to cause the resale of the Shares pursuant to the Shelf Registration to be lawful. The Company will cause, as of the Effective Date, all the Shares to be listed for quotation on the Nasdaq NMS.

                  (c) Following the effectiveness of a Shelf Registration filed pursuant to this section, the Company may, at any time, suspend the effectiveness of such Shelf Registration for up to fifteen (15) days, as appropriate (a "Suspension Period"), by giving notice to each Purchaser, if the Company shall have determined, in good faith through action by its Board of Directors, that the Company may be required to disclose any material corporate development, which disclosure, in the good faith judgment of the Company's Board of Directors, could reasonably be expected to have a material adverse effect on the Company; and at least two (2) business days prior to implementing any such Suspension Period, the Company shall deliver to each Purchaser a certificate to that effect. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 30 days) may occur in immediate succession and no more than three (3) Suspension Periods may occur in any calendar year. The period of any such suspension of the registration statement shall be added to the period of time the Company agrees to keep the Shelf Registration effective as provided in
Section 7.2(b). The Company shall use its best efforts to limit the duration and number of any Suspension Periods, including, without limitation, preparing and filing with the SEC post-effective amendments to the Shelf Registration and/or prospectus supplements to the prospectus included in the Shelf Registration. Each Purchaser agrees that, upon receipt of notice from the Company of a Suspension Period in accordance with the provisions of this Section 7.2(c), such Purchaser shall forthwith discontinue disposition of shares covered by such registration statement or prospectus in accordance with the provisions of this
Section 7.2(c) until such Purchaser (i) is advised in writing by the Company that the applicable Suspension Period has been terminated and the use of the prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                  (d) Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration
Expenses relating to the Shares resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses in connection with listing the Shares for quotation on Nasdaq NMS, fees and disbursements of counsel for and the independent auditors of the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for any Purchaser.

                  (e) In addition to the Company's other  obligations under this
Section 7.2, in connection with the registration of the Shares on the Shelf Registration, the Company shall:

                           (i) (A) Prior to the filing with the SEC of the Shelf
Registration (including any amendments thereto), provide draft copies and reflect in such documents all such comments as the Purchasers reasonably may propose and (B) furnish to each Purchaser whose Shares are included in the Shelf Registration (x) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Shelf Registration, each prospectus, and each amendment or supplement thereto, and (y) such number of copies of the prospectus and all amendments and supplements thereto, as such Purchaser may reasonably request in order to facilitate the disposition of the Shares owned by such Purchaser;

                           (ii) As promptly as practicable  after becoming aware
of such event, notify each Purchaser of the occurrence of any event, as a result of which the prospectus included in the Shelf Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Shelf Registration and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Purchaser as such Purchaser may reasonably request;

                           (iii) As promptly as practicable after becoming aware
of such event, notify each Purchaser who holds Shares being sold of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Shelf Registration at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

                           (iv) Make generally available to its security holders
as soon as practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration, and (ii) the effective date of each post-effective amendment to the Shelf Registration, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

                  (f) With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Shares,
(A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

                  (g) Prior to the Effective Date, the Company shall not enter into any agreement or take any action with respect to its securities that is inconsistent with the rights granted to the Purchasers under this Section 7.2, could reasonably be expected to cause a delay of the Filing Date and/or the Effective Date or would otherwise conflict with the provisions of this Section 7.2.

         7.3      Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, or arise out of any failure by the Company to fulfill any undertaking included in the Shelf Registration, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Shelf Registration in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Shelf Registration, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 7.2 or 8.3 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. The Company will reimburse the Purchasers for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                  (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration or the prospectus (including any supplement) contained therein or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of the prospectus), not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Shelf Registration, provided, however, that no Purchaser shall be liable in any such case for (i) any untrue statement included in any prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 7.2 or 8.3 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser; provided further, that the obligations of each Purchaser hereunder shall be limited to an amount equal to the net proceeds to such Purchaser of Shares sold under the Shelf Registration. The Purchaser will reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Purchaser, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                  (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (but the omission to so notify the indemnifying party shall not relieve it from any liability that it otherwise may have to the indemnified party, except to the extent that the indemnifying party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, in the case of any claim as to which both the indemnified party and the indemnifying party are parties, to the extent that it shall wish, the indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. If the indemnifying party shall assume the defense of any such claim, it shall not, without prior written consent of the indemnified party (which consent shall not unreasonably be withheld), settle or compromise any such claim or consent to the entry of any judgment that does not include an unconditional release of the indemnified party from all liabilities with respect to such claim or judgment.

                  (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Shares to which such loss relates and not joint.

                  (e) The obligations of the Company and the Purchasers under this Section 7.3 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Purchaser within the meaning of the Act.

         7.4 Key Person Insurance. As soon as practicable after the Closing Date and in any event within sixty (60) days of the Closing Date, the Company will obtain key-person life insurance in the amount of $1,500,000 on Sam Eletr, Ph.D., for a period of three (3) years from the Closing Date, with proceeds payable to the Company.


         7.5 Board Representation. For a period of three (3) years from the Closing Date, so long as WPG- Farber, Weber Fund, L.P. ("WPG Farber Weber") holds at least 400,000 shares of Common Stock of the Company, the Company agrees to nominate a designee of WPG Farber Weber reasonably acceptable to the Company (the "Nominee"), for election to the Board of Directors of the Company at each meeting of the Company's stockholders, or pursuant to each written consent of the Company's stockholders, held or solicited for the purpose of the election of directors of the Company. If WPG Farber Weber elects not to have a designee nominated to the Company's Board of Directors, WPG Farber Weber shall be entitled to have one representative as an observer (with no right to vote) at each meeting of the Board of Directors of the Company, and the Board of Directors of the Company shall furnish (or cause to be furnished) WPG Farber Weber, to the attention of such person as WPG Farber Weber may designate as its observer (the "Observer"), and at the same time and in the same manner furnished to directors of the Company, notice of each such meeting and any other materials relevant to such meeting so provided to the directors of the Company (including resolutions to be adopted by the directors at any meeting or by written consent); provided, however, that (i) such Observer acknowledges that he or she will have access to confidential, nonpublic, material, insider information, and
(ii) such Observer may be excluded from portions of meetings of the Board of Directors of the Company if Company's Counsel determines that such Observer's presence could jeopardize the attorney-client privilege.

         7.6 Nasdaq NMS Listing. The Company shall use its best efforts as soon as practicable after the Closing Date, and in any event no later than the Effective Date, to cause the Common Stock to be listed for inclusion on the Nasdaq NMS and shall take all actions necessary to comply with the rules and regulations of the Nasdaq NMS in order to maintain the inclusion of the Common Stock on the Nasdaq NMS.

SECTION 8 RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES ACT

         8.1 Restrictions on Transferability. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

         8.2 Restrictive Legend. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

         THE SHARES  REPRESENTED  BY THIS  CERTIFICATE  HAVE BEEN  ACQUIRED  FOR
         INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

         ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE COMMON STOCK PURCHASE AGREEMENT DATED SEPTEMBER __, 1997 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 4.4 AND 8.3 OF THE
         AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

         8.3 Transfer of Shares after Registration. Each Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Shelf Registration, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule
144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit C.

         8.4 Purchaser Information. Each Purchaser covenants that it will promptly notify the Company in writing of any changes in the information set forth in the Shelf Registration regarding such Purchaser or such Purchaser's "Plan of Distribution."

SECTION 9         PREEMPTIVE RIGHTS

         9.1 Preemptive Right. Except as set forth below, if, at any time prior to the expiration of the period set forth in Section 9.7 below, the Company should desire to issue any Equity Securities (as defined below), it shall give each Purchaser the first right to purchase its Pro Rata Share (as defined below), or any part thereof, of all of such offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. The Purchaser's "Pro Rata Share" of such Equity Securities shall be equal to the percentage of the outstanding Equity Securities held by the Purchaser on the date of the Company's written notification referred to in
Section 9.2 below, assuming for purposes of such calculation (i) that all Equity Securities reserved under the Company's equity incentive plans for issuance to employees, officers and directors of, and consultants to, the Company, are issued and outstanding, and (ii) that all Equity Securities issuable upon exercise of options, warrants or convertible securities existing as of the date hereof are issued and outstanding.

         9.2 Notification. Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Purchaser, in writing, of its intention to sell and issue such securities, setting forth in reasonable detail the terms under which it proposes to make such sale. Within twenty (20) days after notice, the Purchaser shall notify the Company whether the Purchaser exercises its option and elects to purchase its Pro Rata Share (or any part thereof) of the Equity Securities so offered.

         9.3 Issuance;  Preemptive  Rights  Waived or Lapsed.  If, within twenty
(20) days after the Company gives its aforesaid notice the Purchaser does not notify the Company that the Purchaser desires to purchase all of its Pro Rata Share of the Equity Securities described in such notice upon the terms and conditions set forth in such notice, or notifies the Company that it desires to purchase less than all of its Pro Rata Share, the Company may, during a period of ninety (90) days following the end of such 20-day period, sell and issue such securities as to which the Purchaser does not indicate a desire to purchase to another person upon the same general terms and conditions as those set forth in the notice to the Purchaser, but at a price at least as great as the price offered to the Purchaser; provided, that failure by the Purchaser to exercise its option to purchase with respect to one offering, sale and issuance shall not affect its option to purchase Equity Securities in any subsequent offering, sale and purchase. In the event the Company has not sold the Equity Securities or entered into an agreement to sell the Equity Securities within said 90-day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Purchaser in the manner provided above.

         9.4 Issuance; Preemptive Rights Exercised. If a Purchaser gives the Company notice that the Purchaser desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check or wire transfer, against delivery of the securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or, if later, the closing date for the sale by the Company of all such Equity Securities proposed to be sold. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by the Purchaser of the right to purchase Equity Securities as set forth in this
Section 9.

         9.5  Excluded  Securities.  The  preemptive  rights  contained  in this
Section 9 shall not apply to (a) the granting of options to purchase Common Stock or issuance by the Company of Common Stock to employees, officers, directors or consultants of the Company under stock option plans or purchase agreements or other purchase arrangements approved by the Company's Board of Directors including, without limitation, the PZ&C Warrant, (b) the issuance of Equity Securities in connection with the acquisition of a third party by merger or acquisition of more than fifty-one percent (51%) of the outstanding shares or substantially all of the assets of such third party on terms approved by the Company's Board of Directors, (c) the issuance of Equity Securities in connection with venture leasing transactions or issued to the seller or lessor of equipment in equipment purchase and lease transactions approved by the Board of Directors, (d) the issuance of Equity Securities pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof,
(e) the issuance of Equity Securities in connection with any stock split, stock dividend or recapitalization of the Company, (f) the issuance of Equity Securities offered generally to the public pursuant to a registration statement (including any such issuance of rights to purchase capital stock offered to stockholders or optionholders of the Company at such time) or (g) the issuance of Common Stock of the Company upon conversion or exercise of any Equity Security which was not subject to the preemptive rights set forth in this
Section 9 or for which the preemptive rights were not exercised.

         9.6 Assignment. A Purchaser's right to purchase any Equity Securities pursuant to this Section 9 may not be assigned by the Purchaser without the prior written consent of the Company.

         9.7 Termination. All rights and duties set forth in this Section 9 shall terminate upon the first to occur of (i) June 30, 2002 or (ii) consummation of the IPO (as defined below).

         9.8 Waiver. Any term of this Section 9 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of a majority of the outstanding Shares.

         9.9      Definitions.      For purposes of this Section 9:

                  (a) "Equity Securities" means (i) Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and rights, options or warrants to purchase Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, (ii) any security of the Company having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends, (iii) any security of the Company convertible into or exchangeable for any of the foregoing, and (iv) any agreement or commitment to issue any of the foregoing. All references to a certain percentage of the outstanding Equity Securities shall be calculated on an as-converted, as-exercised basis.

                  (b) "IPO" means the first firmly underwritten public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of the Company's Common Stock to the public.

SECTION 10        MISCELLANEOUS

         10.1 Waivers and Amendments. With the exception of Sections 7 and 9 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Sections 7 and 9 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of the Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares. No delay or omission to exercise any right, power or remedy accruing to a Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Purchaser nor shall it be construed to be a waiver or any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Purchaser of any breach or default under this Agreement, or any waiver on the part of the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.2 Broker's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation of any kind or nature in connection with the sale of the Shares to the Purchasers, except for the fee to be paid and a warrant for up to 75,000 shares of Common Stock to be issued by the Company to Punk, Ziegel & Company.

         10.3 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

         10.4     Survival.

                  (a) The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the closing of the transactions contemplated hereby.

                  (b) The Company shall indemnify and hold harmless each of the Purchasers against and from all liability, demands, claims, actions or causes of action, assessments, losses, penalties, costs, damages or expenses, including all reasonable attorneys' and expert witness fees, sustained or incurred by any such Purchaser and its successors or assigns:

                           (i) as a result of or arising  out of or by virtue of
any incorrect representation or warranty made by the Company to the Purchasers herein or in any closing document delivered to the Purchasers in connection herewith; or

                           (ii) as a result of or arising out of or by virtue of
the failure of the Company to comply with, or the breach by the Company of, any of the covenants of this Agreement to be performed by the Company under this Agreement.

                  (c) Each Purchaser, severally and not jointly, shall indemnify and hold harmless the Company against and from all liability, demands, claims, actions or causes of action, assessments, losses, penalties, costs, damages or expenses, including all reasonable attorneys' and expert witness fees, sustained or incurred by the Company and its successors or assigns:

                           (i) as a result of or arising  out of or by virtue of
any incorrect representation or warranty made by such Purchaser to the Company herein or in any closing document delivered by such Purchaser to the Company in connection herewith; or

                           (ii) as a result of or arising out of or by virtue of
the failure of such Purchaser to comply with, or the breach by such Purchaser of, any of the covenants of this Agreement to be performed by such Purchaser under this Agreement.

         10.5     Successors and Assigns.

                  (a) The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, prior to the Effective Date no Purchaser shall assign this Agreement without the prior written consent of the Company. The Company shall not have the right to delegate or assign its obligations hereunder without the prior written consent of the record holders of more than fifty percent (50%) of the Shares then outstanding and held by the Purchasers.

         10.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         10.7 Notices, etc. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

         10.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         10.10 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         10.11 Expenses. The Company and each such Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel; provided, however, that the Company shall pay to WPG Farber Weber as soon as practicable after the Closing Date, the reasonable actual legal fees and expenses, not to exceed $25,000, for one legal counsel to the Purchasers.

         10.12 Announcements. The parties hereto agree that all public announcements regarding the transactions contemplated by this Agreement shall be approved in advance by the Company and WPG Farber Weber; provided, however that neither party will be precluded hereby from making such disclosures as it may be required to make in order to comply with all applicable laws or listing agreements.

         The foregoing agreement is hereby executed as of the date first above written.

                                        "COMPANY"

                                        LYNX THERAPEUTICS, INC.
                                           a Delaware corporation


                                        By:_____________________________________
                                             Sam Eletr
                                             Chief Executive Officer

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

Investor Name                                                          Shares                        Purchase
                                                                       Purchased                     Price


WPG-Farber, Weber Fund, L.P.                                           459,000                       $4,590,000
David Present
590 Madison Avenue
27th Floor
New York, NY  10022
212/857-3402
212/421-0418 (Fax)

WPG-Farber, Weber Overseas, L.P.                                       22,500                        $225,000
Daivd Present
590 Madison Avenue
27th Floor
New York, NY  10022
212/857-3402
212/421-0418 (Fax)

Star Creation Ltd.                                                     18,500                        $185,000
David Present
590 Madison Avenue
27th Floor
New York, NY  10022
212/857-3402
212/421-0418 (Fax)

Lombard Odier Zuerich Ltd.                                             400,000                       $4,000,000
Daniel Richner, Ph.D.
Todistrasse 36
8027 Zuerich
411/287-1788
411/287-1714 (Fax)

Four Partners                                                          360,000                       $3,600,000
Barry Bloom
Tisch Financial Management
655 Madison Avenue
New York, NY  10021
212/521-2930
212/521-2983 (Fax)

FBB Associates                                                         40,000                        $400,000
Julian Baker
667 Madison Avenue
New York, NY  10021
212/545-3034
212/545-2915 (Fax)

INVESCO Global Health Sciences Fund                                    350,000                       $3,500,000
c/o INVESCO Trust Company
Buck Phillips
7800 East Union Avenue
Denver, CO  80237
303/930-6521
303/930-2423 (Fax)

                                       22

Investor Name                                                          Shares                        Purchase
                                                                       Purchased                     Price


H&Q Healthcare Investors                                               150,000                       $1,500,000
Paul A. Howard
50 Rowes Wharf
Boston, MA 02110-3328
617/574-0564
617/574-0562 (Fax)

H&Q Life Sciences Investors                                            100,000                       $1,000,000
Paul A. Howard
50 Rowes Wharf
Boston, MA 02110-3328
617/574-0564
617/574-0562 (Fax)

BioCentive Limited                                                     150,000                       $1,500,000
c/o Winchester
Williams House
20 Reid Street
Hamilton HMPX, Bermuda
441/296-2000
441/296-1199 (Fax)
c/o Mehta and Isaly
Contact: Joel Mesznik
122 East 42nd Street, 49th Floor
New York, NY 10168
212/949-0707
212/949-6203 (Fax)

PHARMA/wHEALTH                                                         150,000                       $1,500,000
Mehta and Isaly
Samuel Isaly
Carl Gordon
41 Madison Avenue, 40th Floor
New York, NY  10010-2202
212/685-0800
212/685-1084 (Fax)

Caduceus Capital, Ltd.                                                 110,000                       $1,100,000
Mehta and Isaly
Samuel Isaly
Carl Gordon
41 Madison Avenue, 40th Floor
New York, NY  10010-2202
212/685-0800
212/685-1084 (Fax)

Caduceus Capital, L.P.                                                 40,000                        $400,000
Mehta and Isaly
Samuel Isaly
Carl Gordon
41 Madison Avenue, 40th Floor
New York, NY  10010-2202
212/685-0800
212/685-1084 (Fax)

                                       23

Investor Name                                                          Shares                        Purchase
                                                                       Purchased                     Price


Axa U.S. Growth Fund LLC                                               57,500                        $575,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

Parvest U.S. Partners II C.V.                                          20,000                        $200,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

U.S. Growth Fund Partners C.V.                                         20,000                        $200,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

Double Black Diamond II LLC                                            10,000                        $100,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

Almanori Limited                                                       2,200                         $22,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

David Sherry                                                           2,500                         $25,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763

                                       24

Investor Name                                                          Shares                        Purchase
                                                                       Purchased                     Price


Multinvest Limited                                                     1,300                         $13,000
Partech International
Thomas G. McKinley
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763

Partech International Salary Deferral Plan                             1,000                         $10,000
U/A Dated 1/1/92
FBO: Thomas G. McKinley
Partech International
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

Partech International Salary Deferral Plan                             500                           $5,000
U/A Dated 1/1/92
FBO: Scott Matson
Partech International
50 California Street
Suite 3200
San Francisco, CA  94111
415/788-2929
415/788-6763 (Fax)

CDC - Valeurs de Croissance                                            75,000                        $750,000
Albert Miguel-Montanes
33, Avenue du Maine
BP 173
Paris 75755 Cedex 15
FRANCE
011-33 1 40 64 22 00
011-33 1 40 64 22 25 (Fax)

Punk, Ziegel & Knoell Investors LLC                                    28,000                        $280,000
Julia Gregory
520 Madison Ave., 7th Floor
New York, NY  10022
212/308-9494
212/308-2203 (Fax)

William J. Punk, Jr.                                                   5,000                         $50,000
Punk, Ziegel & Knoell Investors LLC
520 Madison Ave., 7th Floor
New York, NY  10022
212/308-9494
212/308-2203 (Fax)

Julia P. Gregory                                                       3,000                         $30,000
Punk, Ziegel & Knoell Investors LLC
520 Madison Ave., 7th Floor
New York, NY  10022
212/308-9494
212/308-2203 (Fax)

                                       25

Investor Name                                                          Shares                        Purchase
                                                                       Purchased                     Price


European Medical Ventures Fund SCA                                     30,000                        $300,000
c/o FINOVELEC
Bernard Daugeras
6 Ruse Ancelle
92200 Neuilly Sur
Seine, FRANCE
011-33 1/55 61 51 56
011-33 1/46 40 79 38 (Fax)

David Bellet                                                           10,000                        $100,000
125 East 72nd Street
Apt. 11-D
New York, NY  10021
212/808-5278
212/808-9073 (Fax)

The Pidwell Family Living Trust dated 6/25/87                          5,000                         $50,000
c/o Asset Management Associates, Inc.
2275 E. Bayshore Road
Suite 150
Palo Alto, CA  94303
Contact: Tony Di Bona
650/494-7400
650/856-1826 (Fax)

Tony Di Bona                                                           1,000                         $10,000
155 South Palomar Drive
Redwood City, CA  94062-3237
650/494-7400
650/856-1826 (Fax)

Douglas E. Kelly SEP-IRA                                               1,000                         $10,000
c/o Asset Management Associates, Inc.
2275 E. Bayshore Road
Suite 150
Palo Alto, CA  94303
Contact: Tony Di Bona
650/494-7400
650/856-1826 (Fax)

Mark Platshon                                                          2,500                         $25,000
3125 Barney Avenue
Menlo Park, CA 94025
Contact: Tony Di Bona
650/494-7400
650/856-1826 (Fax)

Sam Eletr, Ph.D.                                                       50,000                        $500,000
Lynx Therapeutics, Inc.
3832 Bay Center Place
Hayward, CA 94545
510/670-9300
510/670-9303 (Fax)

                      Total                                            2,675,500                     $26,755,000

                                       26

                                    EXHIBIT B

                         INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Common Stock Purchase Agreement)

A.       Complete the following items in the Common Stock Purchase Agreement:

         1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

         2.       Exhibit B-1 - Stock Certificate Questionnaire:
                  Provide the information requested by the Stock Certificate Questionnaire;

         3.       Exhibit B-2 - Registration Statement Questionnaire:
                  Provide  the   information   requested  by  the   Registration
                  Statement Questionnaire.

         4.       Exhibit B-3 - Purchaser Certificate:

                  Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

         5. Return the signed Purchase Agreement including the properly completed Exhibit B to:

                           Punk, Ziegel & Company
                           520 Madison Avenue, 7th Floor
                           New York, NY 10022
                           Attn: Ellen Smith

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                  (i)      must  deliver a current  prospectus,  and  annual and
                           quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

                  (ii)     must  send a letter  in the form of  Exhibit C to the
                           Company   so  that  the   Shares   may  be   properly
                           transferred.

                                   EXHIBIT B-1

                             LYNX THERAPEUTICS, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.       The exact  name that the Shares
         are to be  registered  in (this
         is the name that will appear on
         the stock certificate(s)).  You
         may  use  a  nominee   name  if
         appropriate:
                                             ___________________________________

2.       The  relationship  between  the
         Purchaser of the Shares and the
         Registered   Holder  listed  in
         response to item 1 above:
                                             ___________________________________

3.       The  mailing   address  of  the
         Registered   Holder  listed  in
         response to item 1 above:
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________

4.       The Tax  Identification  Number
         of the Registered Holder listed
         in response to item 1 above:
                                             ___________________________________

                                   EXHIBIT B-2

                             LYNX THERAPEUTICS, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE


         In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

         1. Please state your organization's name exactly as it should appear in the Registration Statement:


         2. Have you or your organization had any position, office or other material relationship within the past three years with the Company?

             ______    Yes               ______    No

         If yes, please indicate the nature of any such relationships below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT B-3

                             LYNX THERAPEUTICS, INC.

                      CERTIFICATE FOR INDIVIDUAL PURCHASERS


         If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                   CERTIFICATE


         I certify that the representations and responses below are true and accurate:

         In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

         _________         (1)  A  natural   person  whose  net  worth,   either
individually or jointly with such person's spouse exceeds $1,000,000;

         _________         (2) A natural  person  who had an income in excess of
$200,000, or joint income with that person's spouse in excess of $300,000 in 1995 and 1996, and reasonably expects to have individual income reaching the same level in 1997;

         _________         (3) An executive officer or director of the Company.

         My principal residence is in the state of ____________________________.

Dated:   _________         _____________________________________________________
                                    Name(s) of Purchaser

                                    ____________________________________________
                                    Signature



                                    ____________________________________________
                                    Signature

                                   EXHIBIT B-3

                             LYNX THERAPEUTICS, INC.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION AND JOINT PURCHASERS


         If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

         The undersigned certifies that the representations and responses below are true and accurate:

         (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

         (b)      Indicate the form of entity of the undersigned:

                  _________         Limited Partnership

                  _________         General Partnership

                  _________         Corporation

                  _________         Revocable  Trust  (identify each grantor and
                                    indicate under what  circumstances the trust
                                    is revocable by the grantor): ______________
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    ___________________________________________.
                                    (Continue on a separate piece of paper, if necessary.)

                  _________         Other Type of Trust  (indicate type of trust
                                    and, for trusts  other than pension  trusts,
                                    name the grantors and beneficiaries):
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    (Continue on a separate piece of paper, if necessary.)

                  _________         Other form of organization (indicate form of
                                    organization):
                                    ___________________________________________.

         (c)      Indicate the date the undersigned entity was formed:_________.

         (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.



                  _________ 1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;



                  _________  2.     A broker or dealer  registered  pursuant  to
                  Section 15 of the Securities Exchange Act of 1934;

                  _________  3.     An  insurance  company as defined in Section
                  2(13) of the securities Act;

                  _________  4.     An investment  company  registered under the
                  Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

                  _________  5.     A Small Business Investment Company licensed
                  by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

                  _________ 6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

                  _________ 7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  _________  8.     A private  business  development  company as
                  defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  _________  9.     An   organization   described   in   Section
                  501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

                  _________ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

                  _________ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  (Continue on a separate piece of paper, if necessary.)

         (e) The state of incorporation or formation of the investor is __________________ and the investor's principal office is located in the state of ___________________________________.

Dated: __________ ,19__

______________________________
Name of investor




______________________________
Signature and title of authorized
officer, partner or trustee

                                    EXHIBIT C

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:      Kathy San Roman
         Lynx Therapeutics, Inc.
         3832 Bay Center Place
         Hayward, CA 94545

         The  undersigned,  the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that _____________________________

institution  was  the  Purchaser  of  the  shares   evidenced  by  the  attached

certificate,  and  as  such,  proposes  to  transfer  such  shares  on or  about

__________  either (check the  applicable  box) [ ] (i) in  accordance  with the registration statement,  file number _____ in which case the Purchaser certifies that the  requirement of delivering a current  prospectus has been complied with or will be complied with in connection with such sale, or [ ] (ii) in accordance with Rule 144 under the Securities  Act of 1933 ("Rule 144"),  in which case the

Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser: ____________________________________________________

         Name of Individual
         representing Purchaser
         (if an Institution): __________________________________________________

         Title of Individual
         representing Purchaser
         (if an Institution): __________________________________________________

Signature by:
         Purchaser or
         Individual representing
         Purchaser: ____________________________________________________________